Exhibit No. 99.2

                           Sistersville Bancorp, Inc.
                          Proposed Holding Company for
           First Federal Savings and Loan Association of Sistersville
                           Sistersville, West Virginia

                          Proposed Marketing Materials

                                     4-15-97

                               Marketing Materials
                           Sistersville Bancorp, Inc.
                           Sistersville, West Virginia

                                Table of Contents
                                -----------------

I.          Press Releases
            A.    Explanation
            B.    Schedule
            C.    Distribution List
            D.    Press Release Examples

II.         Advertisements
            A.    Explanation
            B.    Schedule
            C.    Advertisement Examples

III.        Question and Answer Brochure

IV.         Individual Letters and Community Meeting Invitations

V.          IRA Mailing
            A.    Explanation
            B.    Quantity
            C.    IRA Mailing Example

VI.         Counter Cards and Lobby Posters
            A.    Explanation
            B.    Quantity

VII.        Proxy Reminder
            A.    Explanation
            B.    Example

                                I. Press Releases


A.    Explanation

      In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Association to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

      Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.    Schedule

      1.    OTS Approval of Conversion

      2.    Close of Stock Offering

                              C. Distribution List

                           National Distribution List



National Thrift News                            Wall Street Journal
212 West 35th Street                            World Financial Center
13th Floor                                      200 Liberty
New York, New York  10001                       New York, NY  10004
Richard Chang

American Banker                                 SNL Securities
One State Street Plaza                          Post Office Box 2124
New York, New York  10004                       Charlottesville, Virginia 22902
Michael Weinstein

Barrons                                         Investors Business Daily
Dow Jones & Company                             12655 Beatrice Street
Barrons Statistical Information                 Post Office Box 661750
200 Burnett Road                                Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
229 West 43rd Street
New York, NY  10036

                                Local Media List

                                (To be provided)


Newspaper



Radio

D.    Press Release Examples
      PRESS RELEASE                       FOR IMMEDIATE RELEASE
                                          ----------------------
                                          For More Information Contact:
                                          Stanley M. Kiser
                                          (304) 652-3671

           FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SISTERSVILLE

                        CONVERSION TO STOCK FORM APPROVED

      Sistersville,   West  Virginia  (_________,  1997)  -  Stanley  M.  Kiser,

President of First Federal Savings and Loan Association of Sistersville  ("First

Federal" or the  "Association"),  Sistersville,  West  Virginia,  announced that

First  Federal has received  approval from the Office of Thrift  Supervision  to convert from a  federally-chartered  mutual  savings and loan  association  to a federally-chartered  stock savings and loan association.  In connection with the

Conversion,  First Federal has formed a holding company,  Sistersville  Bancorp,

Inc., to hold all of the outstanding  capital stock of First Federal Savings and

Loan Association of Sistersville.

      Sistersville  Bancorp, Inc. is offering up to 793,500 shares of its common stock,  subject to adjustment,  at a price of $10.00 per share.  Certain account holders and borrowers of the  Association  will have an opportunity to subscribe for stock through a Subscription Offering that closes on _________, 1997. Shares that are not  subscribed  for during the  Subscription  Offering  may be offered subsequently to the general public in a Direct  Community  Offering,  with first preference  given to natural persons and trusts of natural  persons  residing in

Tyler County, West Virginia.  The Subscription  Offering and Community Offering,

if  conducted,  will be managed by Trident  Securities,  Inc. of Raleigh,  North

Carolina.  Copies of the Prospectus relating to the offerings and describing the

Plan of Conversion will be mailed to customers on or about May___, 1997.

      As a result of the  Conversion,  First  Federal will be  structured in the stock  form as are all
commercial banks and an increasing number of savings  institutions and will be a wholly-owned  subsidiary of Sistersville  Bancorp,  Inc. According to Mr. Kiser,

"Our day to day  operations  will not change as a result of the  Conversion  and deposits  will  continue  to be insured by the FDIC up to the  applicable  legal limits."

      Customers with questions  concerning the stock offering  should call First

Federal's Stock Information  Center at (304) ________,  or visit First Federal's office.

PRESS RELEASE                             FOR IMMEDIATE RELEASE
                                          ---------------------
                                          For More Information Contact:
                                          Stanley M. Kiser
                                          (304) 652-3671

           SISTERSVILLE BANCORP, INC. COMPLETES INITIAL STOCK OFFERING
           -----------------------------------------------------------


      Sistersville,  West  Virginia  -  (__________,  1997)  Stanley  M.  Kiser,

President of First Federal Savings and Loan Association of Sistersville  ("First

Federal" or the "Association"), announced today that Sistersville Bancorp, Inc.,

the proposed holding company for First Federal,  has completed its initial stock offering in connection  with the  Association's  conversion from mutual to stock form. A total of __________ shares were sold at the price of $10.00 per share.

      On __________,  1997,  First  Federal's Plan of Conversion was approved by the Association's voting members at a special meeting of members.

      Mr.   Kiser  said  that  the   officers   and  boards  of  directors  of

Sistersville  Bancorp,  Inc.  and the  Association  wished  to  express  their thanks for the  response to the stock  offering and that First  Federal  looks forward  to  serving  the needs of its  customers  and new  stockholders  as a community-based  stock  institution.  The  stock is  anticipated  to  commence trading on  __________,  1997 on the OTC  Electronic  Bulletin Board under the symbol "____".  Trident  Securities,  Inc. of Raleigh,  North Carolina managed the stock offering.

                               II. Advertisements

A.    Explanation

      The intended use of the attached advertisement "A" is to notify First Federal's customers and members of the local community that the conversion offering is underway.

      The intended use of advertisement "B" is to remind First Federal's customers of the closing date of the Subscription Offering.

B.    Media Schedule

      1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
      2. Advertisement B - To be run during the last week of the subscription offering.


      Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

      Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

      These ads will run in the local newspapers.

      The ad size will be as shown or smaller.

  This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. These shares have not been approved or disapproved by the Securities and Exchange
 Commission, the Office of Thrift Supervision or the Federal Deposit Insurance
   Corporation, nor has such commission, office or corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.




New Issue                                       ____________, 1997



                               ____________ Shares

                     These shares are being offered pursuant
                         to a Plan of Conversion whereby

                  First Federal Savings and Loan Association of
                                  Sistersville


                        Sistersville, West Virginia, will
                 convert from a federal mutual Association to a
                        federal capital stock Association
                     and become a wholly owned subsidiary of

                           Sistersville Bancorp, Inc.

                                  Common Stock

                                 ---------------

                             Price $10.00 Per Share
                                 ---------------


                            Trident Securities, Inc.

                For a copy of the prospectus call (304) ________.

       Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.


  The stock will not be insured by the FDIC or any other government agency.

Advertisement (B)

                                  FIRST FEDERAL


                       __________, 1997 IS THE DEADLINE TO
                    ORDER STOCK OF SISTERSVILLE BANCORP, INC.



    Customers of First Federal Savings and Loan Association of Sistersville
                              have the opportunity
    to invest in First Federal Savings and Loan Association of Sistersville
                                 by subscribing
                for common stock in its proposed holding company


                           SISTERSVILLE BANCORP, INC.


                  A Prospectus relating to these securities is
                    available at our office or by calling our
                   Stock Information Center at (304) ________.

               This announcement is neither an offer to sell nor a
                  solicitation of an offer to buy the stock of
            Sistersville Bancorp, Inc. The offer is made only by the
                 Prospectus. The shares of common stock are not
              deposits or savings accounts and will not be insured
                  by the Federal Deposit Insurance Corporation
                         or any other government agency.


Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

                        III. Question and Answer Brochure

A.    Explanation

      The Question and Answer brochure is an essential marketing piece in any conversion. It serves two purposes: a) to answer some of the most commonly asked questions in "plain, everyday language"; and b) to highlight in brochure form the purchase commitments of the Association's officers and directors shown in the Prospectus. Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.

B.    Method of Distribution

      There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

      1. A Question and Answer brochure is sent out in the initial mailing to all members of the Association.
      2. Question and Answer brochures are available in First Federal's office.
      3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.


                     PROPOSED OFFICER AND DIRECTOR PURCHASES

                             Total Shares     Aggregate Price of        Percent of Shares
Name and Position             Purchased        Shares Purchased             Purchased
------------------           -------------    ------------------        ------------------
Ellen E. Thistle                 2,500             $25,000                    .42%
   Director
Lester C. Doak                   1,000              10,000                    .17
   Chairman of the Board
David W. Miller                  9,000              90,000                   1.50
   Director
Guy L. Nichols                   1,000              10,000                    .17
   Director
Gary L. Ward                     1,000              10,000                    .17
   Director
Dorsey R. Ash                    1,500              15,000                    .25
   Director
Charles P. LaRue                 7,000              70,000                   1.17
   Director
Margaret A. Peters                 750               7,500                    .13
   Director
James E. Willison                  500               5,000                    .08
   Director
Stanley M. Kiser                 6,500              65,000                   1.08
   President, Chief
   Executive Officer
   and Director
Cynthia R. Carson                1,500              15,000                    .25
                                ------            --------                   ----
   Vice President and
   Corporate Secretary
                                32,250            $322,500                   5.39
                                ======            ========                   ====


                              QUESTIONS AND ANSWERS
                                    REGARDING
                             THE PLAN OF CONVERSION


On December 5, 1997, the Board of Directors of First Federal Savings and Loan Association of Sistersville ("First Federal" or the "Association") unanimously adopted the Plan of Conversion, pursuant to which First Federal will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. In addition, all of First Federal's outstanding capital stock will be issued to Sistersville Bancorp, Inc. (the "Holding Company"), which was organized by First Federal Savings and Loan Association of Sistersville to own First Federal Savings and Loan Association of Sistersville as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, First Federal Savings and Loan Association of Sistersville will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on First Federal's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal Savings and Loan Association of Sistersville.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated __________ __, 1997. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at
(304) ________.

THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SISTERSVILLE BANCORP, INC. COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.
THE SHARES OF SISTERSVILLE BANCORP, INC. COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                              QUESTIONS AND ANSWERS

                           Sistersville Bancorp, Inc.
                        (the proposed holding company for
           First Federal Savings and Loan Association of Sistersville)

    Questions and Answers Regarding the Subscription and Community Offerings

                           MUTUAL TO STOCK CONVERSION
                           --------------------------

1.    Q.    What is a "Conversion"?
      A.    Conversion  is a change in the legal form of  organization.  First
            Federal Savings and Loan Association of Sistersville currently operates as a federally-chartered mutual savings and loan with no stockholders. Through the Conversion, First Federal will become a federally-chartered stock savings and loan, and the stock of its holding company, Sistersville Bancorp, Inc. will be held by stockholders who purchase stock in the Subscription and Community
            Offerings or in the open market following the Offerings.

2.    Q.    Why is First Federal Savings and Loan  Association of Sistersville
            converting?
      A.    First   Federal,   as  a   mutual   Association,   does  not  have
            stockholders  and has no  authority  to issue  capital  stock.  By converting  to the stock  form of  organization,  the  Association will be  structured  in the form used by  commercial  banks,  most business  entities and a growing  number of savings  institutions.
            The  Conversion  will  be  important  to  the  future  growth  and performance  of the First  Federal by  providing a larger  capital base from  which the  Association  may  operate,  the  ability  to
            attract  and  retain  qualified   management  through  stock-based
            employee benefit plans, enhanced ability to diversify into other financial services related activities and expanded ability to render services to the public.

            The Board of Directors and management of First Federal believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. The Board and management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 800 mutual thrifts today.

            First Federal believes that converting to the stock form of organization will allow First Federal to more effectively compete with local community banks, thrifts, and with statewide and regional banks, which are in stock form. First Federal believes that by combining its existing quality service and products with a local ownership base the Association's customers and community members who become stockholders will be inclined to do more business with First Federal.

            Furthermore, because First Federal competes with local and regional banks not only for customers, but also for employees, First Federal Savings and Loan Association of Sistersville believes that the stock form of organization will better afford First Federal the
            opportunity  to  attract  and  retain   employees,   management  and
            directors through various stock benefit plans which are not available to mutual savings institutions.

3.    Q.    Is First Federal's  mutual to stock  conversion  beneficial to the communities that the Association serves?
      A.    Management  believes  that the structure of the  Subscription  and
            Community Offerings is in the best interest of the communities that First Federal serves because following the Conversion it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Management desires that a significant portion of the shares of common stock sold in the Offerings will be sold to residents of the Association's Local
            Community (Tyler County, West Virginia).

4.    Q.    What  effect  will the  Conversion  have on deposit  accounts  and loans?
      A.    Terms and  balances  of accounts  in First  Federal  and  interest
            rates  paid  on  such   accounts  will  not  be  affected  by  the
            Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with First Federal.

5.    Q.    Will  the  Conversion   cause  any  changes  in  First   Federal's
            personnel?
      A.    No.  Both  before  and  after  the  Conversion,   First  Federal's
            business  of  accepting  deposits,   making  loans  and  providing
            financial services will continue without interruption with the same board of directors, management and staff.

6.    Q.    What  approvals  must be received  before the  Conversion  becomes effective?
      A.    First,  the Board of  Directors  of First  Federal  must adopt the
            Plan of  Conversion,  which occurred on December 5, 1996. The Plan of Conversion  was then amended on  _______________.  Second,  the
            Office  of  Thrift   Supervision  must  approve  the  applications
            required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by First Federal's voting members. A Special Meeting of voting members will be held on __________ __, 1997, to consider and vote upon the Plan of Conversion.

                               THE HOLDING COMPANY
                               -------------------

7.    Q.    What is a holding company?
      A.    A holding company is a company that owns another entity.  Concurrent with the Conversion,  First Federal Savings and Loan  Association of
            Sistersville will become a subsidiary of Sistersville Bancorp, Inc., a company organized by First Federal to acquire all of the capital stock of First Federal Savings and Loan Association of Sistersville to be outstanding after the Conversion.

8.    Q.    If I decide  to buy  stock in this  offering,  will I own stock in the Holding Company or First Federal Savings and Loan  Association
            of Sistersville?
      A.    You  will  own  stock  in  Sistersville   Bancorp,   Inc.   However,
            Sistersville Bancorp, Inc., as a holding company, will own all of the outstanding capital stock of First Federal Savings and Loan
            Association of Sistersville.

9.    Q.    Why did the Board of Directors form the Holding Company?
      A.    The  Board of  Directors  believes  that the  Conversion  of First
            Federal Savings and Loan Association of Sistersville and the formation of the Holding Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Association's business activities. The Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel.

                          ABOUT BECOMING A STOCKHOLDER
                          ----------------------------

10.   Q.    What are the Subscription and Community  Offerings?
      A.    Under the Plan of Conversion  adopted by First Federal Savings and
            Loan Association of Sistersville, the Holding Company is offering shares of stock in the Subscription Offering, to certain current and former customers of the Association and to the Association's
            Employee Stock Ownership Plan ("ESOP"). Shares which are not subscribed for in the Subscription Offering, if any, may be offered to the general public in a Community Offering with preference given to natural persons who are permanent residents of the Association's
            Local Community (Tyler County). These Offerings are consistent with the board's objective of Sistersville Bancorp, Inc. being a locally owned financial institution. The Subscription Offering and Community
            Offering, if conducted, are being managed by Trident Securities, Inc. It is anticipated that any shares not subscribed for in either the Subscription or Community Offerings may be offered for sale in a Syndicated Community Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

11.   Q.    Must I pay a  commission  to buy  stock  in  conjunction  with the
            Subscription,  Community or Syndicated Community Offerings?
      A.    No.  You will not pay a  commission  to buy the stock if the stock is purchased in the Subscription Offering or Community Offering, if conducted.

12.   Q.    How many  shares  of  Sistersville  Bancorp,  Inc.  stock  will be issued in the Conversion?
      A.    It is currently  expected  that between  510,000  shares and 690,000 shares of common  stock will be sold at a price of $10.00 per share.
            Under certain circumstances the number of shares may be increased to 793,500.

13.   Q.    How was the price determined?
      A.    The aggregate price of the common stock was determined by Ferguson &
            Company,  LLP, an  independent  appraisal firm  specializing  in the
            thrift   industry,   and  was  approved  by  the  Office  of  Thrift
            Supervision. The price is based on the pro forma market value of First Federal Savings and Loan Association of Sistersville and the
            Holding Company as determined by the independent evaluation.

14.   Q.    Who is entitled to buy stock in the Conversion?
      A.    The  shares  of  Sistersville  Bancorp,  Inc.  to be issued in the
            Conversion are being offered in the Subscription Offering in the following order of priority to: (i) The term "Eligible Account
            Holders" shall hereinafter mean depositors whose accounts in the Association total $50.00 or more as of August 31, 1995, (ii) the Association's ESOP, (iii) depositors with $50.00 or more on deposit at the Association as of March 31, 1997, other than Eligible Account
            Holders, ("Supplemental Eligible Account Holders"), (iv) depositors and borrowers of the Association as of _____________, 1997, other than Eligible Account Holders and Supplemental Eligible Account
            Holders ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion. Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering may be offered in the Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Association's Local Community (Tyler County).
            Shares,  if any, not subscribed for in the Subscription or Community
            Offerings  may be  offered  to the  general  public in a  Syndicated
            Community Offering.

15.   Q.    Are the subscription rights transferable?
      A.    No.  Subscription  rights  granted  to  First  Federal's  Eligible
            Account Holders,  Supplemental  Eligible Account Holders and Other
            Members  in  the   Conversion   are  not   transferable.   Persons
            violating such prohibition, directly or indirectly, may lose their right to purchase stock in the Conversion and be subject to other possible sanctions. It is the responsibility of each subscriber qualifying as an Eligible Account Holder, Supplemental
            Eligible Account Holder or Other Member to list completely all account numbers for qualifying savings accounts or loans as of the qualifying date on the stock order form.

16.   Q.    What are the  minimum  and  maximum  numbers of shares  that I can purchase in the Conversion?
      A.    The  minimum  number of shares is 25. The  maximum  number of shares that may be purchased in aggregate in the Conversion by any person or entity exercising rights through one account other than the ESOP, is 10,000 shares. The maximum purchase for any person or entity, together with associates and those acting in concert is 10,000 shares.

17.   Q.    Are the  Board  of  Directors  and  management  of  First  Federal
            Savings and Loan Association of Sistersville buying a significant amount of the stock of the Holding Company?
      A.    Directors and executive  officers of the Association are expected to subscribe for 32,250 shares. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription or Community Offerings.

18.   Q.    How do I subscribe for shares of stock?
      A.    To subscribe for shares of stock in the Subscription  Offering,  you should send or deliver a stock order form together with full payment
            (or appropriate  instructions for withdrawal from permitted  deposit accounts  as  described  below) to First  Federal  Savings  and Loan
            Association of Sistersville in the postage-paid  envelope  provided.
            The  stock  order  form  and  payment  or  withdrawal  authorization instructions must be received prior to the close of the Subscription
            Offering,  which  will  terminate  at 12:00  p.m.,  Local  Time,  on
            __________ __, 1997, unless extended. Payment for shares may be made in cash (if made in person) or by check or money order.  Subscribers
            who  have   deposit   accounts   with  First   Federal  may  include
            instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of Sistersville Bancorp, Inc.
            Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

            If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which may commence at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than , 1997. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins. Members of the general public should contact the Stock Information Center at (304) ________ for additional information.

19.   Q.    May I use funds in a retirement account to purchase stock?
      A.    Yes.  If  you  are   interested   in  using  funds  held  in  your
            retirement  account at First Federal Savings and Loan Association of
            Sistersville,  the  Stock  Information  Center  can  assist  you  in transferring those funds to a self-directed  IRA, if necessary,  and directing  the trustee to purchase  the stock.  This  process may be done without an early
            withdrawal  penalty and generally without a negative tax consequence
            to  your  retirement  account.   Due  to  the  additional  paperwork
            involved,  IRA  transfers  must  be  completed  by  _________.   For
            additional  information,  call the Stock Information Center at (304)
            __________.

20.   Q.    Will I receive interest on funds I submit for a stock purchase?
      A.    Yes.  First  Federal will pay  interest at its passbook  rate from the date the funds are received until completion of the stock offering or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with First Federal will continue to earn interest at the contractual rate until the date of the completion of the Conversion.

21.   Q.    May  I  obtain  a  loan  from  First  Federal   Savings  and  Loan
            Association of Sistersville to pay for shares purchased in the Conversion?
      A.    No. Federal  regulations  prohibit First Federal  Savings and Loan
            Association  of  Sistersville  from making loans for this purpose.
            However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.   Q.    If I buy  stock in the  Conversion,  how  would I go about  buying additional shares or selling shares in the aftermarket?
      A.    Sistersville  Bancorp,  Inc., as a newly  organized  company,  has
            never  issued  capital  stock,  and   consequently   there  is  no
            established   market   for  its   Common   Stock  at  this   time.
            Sistersville  Bancorp, Inc. has requested that Trident Securities,
            Inc.  make a market for the Common Stock  through the OTC Bulletin
            Board. However, it is unlikely that an active trading market for the Common Stock will develop, and there can be no assurance that the shares of Common Stock being offered in the Conversion can be resold at or above the $10.00 purchase price.

23.   Q.    What is the Holding Company's dividend policy?
      A.    The Board of  Directors  of the Holding  Company  intends to adopt a
            policy  of  paying  regular   semi-annual   cash   dividends.   Upon
            Conversion,  SistervilleBancorp's  board of directors  will have the authority to declare  dividends on the shares,  subject to statutory and  regulatory  requirements.  Bancorp  expects  initially  to  pay semi-annual cash dividends on the shares at a rate of 2.4% per annum
            ($0.24 per share per annum  based on the  $10.00 per share  offering price)  commencing  after the  second  full  quarter  following  the conversion.  However,  declarations  of  dividends  by the  board of directors will depend upon a number of factors,  including:  (i) the amount of the net  proceeds  retained by Bancorp in the  Conversion,
            (ii) investment opportunities available, (iii) capital requirements,
            (iv) regulatory limitations, (v) results of operations and financial condition,  (vi) tax  considerations,  and  (vii)  general  economic conditions.  Upon  review  of such  considerations,  the  board  may authorize future dividends if it deems such payment  appropriate and in compliance with  applicable law and regulation.  No assurance can be given,  however,  that the payment
            of dividends,  once commenced, will continue. In addition, from time to time in an effort to manage  capital at a reasonable  level,  the board  may  determine  that  it  is  prudent  to  pay  special  cash dividends.  Special cash dividends may be paid in addition to, or in lieu of,  regular cash  dividends.  There can be no  assurance  that special  dividends  will be paid,  or, if paid,  will continue to be paid.  See  "Historical  and Pro  Forma  Capital  Compliance,"  "The
            Conversion--Effects  of  Conversion  to  Stock  Form on  Savers  and
            Borrowers  of  First  Federal   Savings  and  Loan   Association  of
            Sistersville--Liquidation  Account"  and  "Regulation--Dividend  and
            Other Capital Distribution Limitations."

24.   Q.    Will the FDIC insure the shares of the holding company?
      A.    No. The  shares of  Sistersville  Bancorp,  Inc.  are not  savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.   Q.    If I  subscribe  for  shares and later  change my mind,  will I be able to get a refund or modify my order?
      A.    No. Your order cannot be canceled,  withdrawn or modified  once it has been  received by First  Federal  without the consent of First
            Federal.

                    ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                    -----------------------------------------

26.   Q.    Am I  eligible  to vote at the  Special  Meeting  of Members to be held to consider the Plan of Conversion?
      A.    You are  eligible  to vote at the  Special  Meeting of Members to be held on __________ __, 1997 if you were a depositor or borrower of First Federal Savings and Loan Association of Sistersville at the close of business on the Voting Record Date (_______, 1997) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.   Q.    How many votes do I have?
      A.    Each  account  holder  is  entitled  to one vote for each  $100,  or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder.
            No member may cast more than 1,000 votes.

28.   Q.    If I vote  "against"  the Plan of  Conversion  and it is approved, will I be  prohibited  from buying stock  during the  Subscription
            Offering?
      A.    No.  Voting  against the Plan of  Conversion  in no way  restricts you from purchasing Sistersville Bancorp, Inc. stock in the Subscription Offering.

29.   Q.    Did the  Board  of  Directors  of  First  Federal  Savings  and Loan
            Association   of   Sistersville   unanimously   adopt  the  Plan  of
            Conversion?
      A.    Yes. First Federal's Board of Directors unanimously adopted the Plan of Conversion and urges that all members vote "FOR" approval of such Plan.

30.   Q.    What  happens if First  Federal  Savings and Loan  Association  of
            Sistersville does not get enough votes to approve the Plan of Conversion?
      A.    The  Conversion  would not take  place,  and First  Federal  would remain a mutual savings institution.

31.   Q.    As a  qualifying  depositor or borrower of First  Federal  Savings and Loan Association of Sistersville, am I required to vote?
      A.    No.  However,  failure to return your proxy card or otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.   Q.    What is a Proxy Card?
      A.    A proxy card gives you the  ability to vote  without  attending  the
            Special   Meeting  in  person.   If  you  received   more  than  one
            informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

            You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies sent pursuant to the Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.   Q.    How can I get further information concerning the stock offering?
      A.    You may call the Stock  Information  Center at (304)  ________ for further information or to request a copy of the Prospectus, a stock order form, a proxy statement or a proxy card.

      THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SISTERSVILLE BANCORP, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (304)
--------------.
      THE SHARES OF SISTERSVILLE BANCORP, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY

THE ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.




           IV. Individual Letters and Community Meeting Invitations


A.        Explanation

          In order to educate the public about the stock offering, Trident suggests holding Community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Association submit a list of acquaintances that he or she would like to invite to a community meeting.

B.        Method of Distribution of Invitations and Prospect Letters

          Each Director submits his list of prospects.

          Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent to prospects to thank them for their attendance and to remind them of closing dates.

C.         Examples enclosed.

    (First Federal Savings and Loan Association of Sistersville Letterhead)
                              ____________, 1997

Dear Valued Customer:

      First Federal Savings and Loan Association of Sistersville ("First Federal Savings and Loan Association of Sistersville" or the "Association") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Sistersville Bancorp, Inc., the proposed holding company for the Association.
      For over 64 years, First Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at the Association, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Association. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Association.
      As one of our valued members, you have the opportunity to invest in the Association's future by purchasing stock in Sistersville Bancorp, Inc. during the Subscription Offering, without paying a sales commission.
      If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Association not later than 12:00 p.m. Local Time on __________, 1997.
      Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" the Association's Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.
      We have also enclosed a Prospectus and Proxy Statement which fully describes First Federal, its management, board and financial strength and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (304) _____.
      We look forward to continuing to provide quality financial services to you in the future.

                                Sincerely,

                                Stanley M. Kiser
                                President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

    (First Federal Savings and Loan Association of Sistersville Letterhead)

                              ____________, 1997

Dear Interested Investor:

      First Federal Savings and Loan Association of Sistersville ("First Federal Savings and Loan Association of Sistersville" or the "Association") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of the Association in that it allows customers, community members, directors and employees an opportunity to own stock in Sistersville Bancorp, Inc., the proposed holding company for the Association.

      For over 64 years, First Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Association deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Association.

      Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Association.

      Enclosed is a Prospectus which fully describes First Federal, its management, board and financial strength. Please review it carefully before you make an investment decision. If you decide to invest, please return to First Federal a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 p.m. Local Time on _________, 1997. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (304) ________.

      We look forward to continuing to provide quality financial services to you in the future.

                                Sincerely,


                                Stanley M. Kiser
                                President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

    (First Federal Savings and Loan Association of Sistersville Letterhead)

                              ____________, 1997

Dear Friend:

      First Federal Savings and Loan Association of Sistersville ("First Federal Savings and Loan Association of Sistersville" or the "Association") is pleased to announce that we have received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of First Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Sistersville Bancorp, Inc., the proposed holding company for the Association.
      For over 64 years, First Federal has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Association deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with First Federal.
      Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of First Federal.
      Our records indicate that you were a depositor of First Federal on __________, but that you were not a member on _____________, 1997. Therefore, under applicable law, you are entitled to subscribe for Common Stock in Sistersville Bancorp, Inc.'s Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1997 and upon receipt of all required regulatory approvals.
      If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received at First Federal not later than 12:00 p.m. Local Time on _________, 1997.
      Enclosed is a Prospectus which fully describes the Association, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(304) ________.
      We look forward to continuing to provide quality financial services to you in the future.

                                Sincerely,

                                Stanley M. Kiser
                                President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.
THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

    (First Federal Savings and Loan Association of Sistersville Letterhead)

                              ___________, 1997

Dear Member:

      As a qualified member of First Federal Savings and Loan Association of Sistersville ("First Federal Savings and Loan Association of Sistersville" or the "Association"), you have the right to vote upon the Association's proposed Plan of Holding Company Conversion and also generally have the right to subscribe for shares of common stock of Sistersville Bancorp, Inc., the proposed holding company for First Federal through the mutual to stock conversion of First Federal Savings and Loan Association of Sistersville. However, the proposed plan of Holding Company Conversion provides that Sistersville Bancorp, Inc. will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require Sistersville Bancorp, Inc. to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

      You may vote on the proposed Plan of Holding Company Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to First Federal Savings and Loan Association of Sistersville's Stock Information Center at (304)______________.


                                          Sincerely,


                                          Stanley M. Kiser
                                          President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

Sent to prospects who are customers*


                            _______________, 1997

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

       Recently you may have read in the newspaper that First Federal Savings and Loan Association of Sistersville ("The Association") will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. This is the most significant event in the history of First Federal in that it allows customers, employees and directors the opportunity to share in First Federal Savings and Loan Association of Sistersville's future by becoming charter stockholders of the Association's newly-formed holding company, Sistersville Bancorp, Inc.

       As a customer of First Federal, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

       Please feel free to call me or the First Federal's Stock Information Center at (304) ________ if you have any questions. I look forward to seeing you at one of our informational presentations.

                                                     Sincerely,


                                                     Stanley M. Kiser
                                                     President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to prospects who are not customers*

                              ____________, 1997


&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

      Recently you may have read in the newspaper that First Federal Savings and Loan Association of Sistersville ("The Association") will be converting from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. This is the most significant event in the history of First Federal in that it allows customers, employees and directors the opportunity to share in First Federal's future by becoming charter stockholders of the Association's holding company, Sistersville Bancorp, Inc.

      [Director] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors of First Federal Savings and Loan Association of Sistersville to discuss the stock offering in more detail. You will receive an invitation in the near future.

      Please feel free to call me or the First Federal's Stock Information Center at (304) _______ if you have any questions. I look forward to seeing you at one of our information presentations.

                                Sincerely,


                                Stanley M. Kiser
                                President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to those attending a community meeting*

                              ____________, 1997

&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

      Thank you for attending our informational presentation relating to First Federal Savings and Loan Association of Sistersville 's conversion to a stock company. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

      Obviously, we are excited about this stock offering and the opportunity to share in the future of First Federal. This conversion is the most important event in our history and it gives the Association the strength to compete in the future and will provide the Association additional corporate flexibility.

      We may contact you in the near future to get an indication of your interest in our offering. If you make a decision to invest, please return your order form no later than ___________, 1997. If you have any questions, please call the Stock Information Center at (304) ________.

                                    Sincerely,



                                    Stanley M. Kiser
                                    President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Sent to those not attending a community meeting *

                                _________, 1997

&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

      I am sorry you were unable to attend our recent presentation regarding First Federal Savings and Loan Association of Sistersville's mutual to stock conversion. The Board of Directors and management team of First Federal are committed to contributing to long term shareholder value and as a group we are personally investing approximately $322,250 of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of First Federal Savings and Loan Association of Sistersville.

      We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and ___________, 1997, I encourage you to either stop by our Stock Information Center or call (304) __________.

      I hope you will join me as a charter stockholder in Sistersville Bancorp, Inc.

                                          Sincerely,



                                          Stanley M. Kiser
                                          President



This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Final Reminder Letter *

                                _________, 1997


&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

      I am writing to remind you that the deadline for purchasing stock in Sistersville Bancorp, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of West Virginia's newest publicly owned financial institutions.

      The deadline for becoming a charter stockholder is ____________, 1997. If you have any questions, please call our Stock Information Center at (304)
----------.

      Once again, I look forward to having you join me as a charter stockholder in Sistersville Bancorp, Inc.

                                          Sincerely,



                                          Stanley M. Kiser
                                          President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                        The Directors and Officers

                                    of

        First Federal Savings and Loan Association of Sistersville

                  cordially invite you to attend a brief

               presentation regarding the stock offering of

         Sistersville Bancorp, Inc., our proposed holding company



                              Please join us at the

                                 --------------

                              ---------------------

                           ---------------------------

                                  ------------

                                  ------------

                                for refreshments


YOU MUST RESPOND BY ____________ TO RESERVE A SEAT
R.S.V.P. (304) _____________

                                 V. IRA Mailing

A.    Explanation

      A special IRA mailing is proposed to be sent to all IRA customers of the Association in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Association.

B.    Quantity

      One IRA letter is proposed to be mailed to each IRA customer of the Association. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.    Example - See following page.

    (First Federal Savings and Loan Association of Sistersville Letterhead)


                              __________ __, 1997

Dear Individual Retirement Account Participant:

      As you know, First Federal Savings and Loan Association of Sistersville is in the process of converting from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association and has formed Sistersville Bancorp, Inc. to hold all of the stock of First Federal Savings and Loan Association of Sistersville (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of First Federal have the opportunity to purchase shares of common stock of Sistersville Bancorp, Inc. in a Subscription Offering. Sistersville Bancorp, Inc. currently is offering up to 690,000 shares, subject to adjustment, of Sistersville Bancorp, Inc. at a price of $10.00 per share.

      As the holder of an individual retirement account ("IRA") at First Federal Savings and Loan Association of Sistersville, you have an opportunity to become a shareholder in Sistersville Bancorp, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of Sistersville Bancorp, Inc. through your IRA, First Federal can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

      If you are interested in ordering Sistersville Bancorp, Inc. Common stock utilizing IRA funds, you must contact our Conversion Center at (304)
----------.

                                    Sincerely,



                                    Stanley M. Kiser
                                    President

This letter is neither an offer to sell nor a solicitation of an offer to buy Sistersville Bancorp, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you.
THE SHARES OF SISTERSVILLE BANCORP, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                        VI.   Counter Cards and Lobby Posters



A.    Explanation

      Counter cards and lobby posters serve two purposes: (1) As a notice to First Federal Savings and Loan Association of Sistersville's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.    Quantity

      Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.
      Approximately 1 - 2 Lobby posters will be used at First Federal Savings and Loan Association of Sistersville's office.

C.    Example

D.    Size

      The counter card will be approximately 8 1/2" x 11".
      The lobby poster will be approximately 16" x 20".

C.

                             POSTER OR COUNTER CARD



                           "TAKE STOCK IN OUR FUTURE"

                           "SISTERSVILLE BANCORP, INC.
                            STOCK OFFERING MATERIALS
                                 AVAILABLE HERE"

           FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SISTERSVILLE

                               VII. Proxy Reminder


A.    Explanation

      A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

      The target vote depositors are determined by the conversion agent.

B.    Example

C.    Size

      Proxy reminder is approximately 8 1/2" x 11".

B.    Example
--------------------------------------------------------------------------------

                            P R O X Y R E M I N D E R

          First Federal Savings and Loan Association of Sistersville


YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY  PURCHASE  STOCK IF YOU WISH,  BUT VOTING DOES NOT  OBLIGATE  YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SISTERSVILLE TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION. THANK YOU.

                        THE BOARD OF DIRECTORS AND MANAGEMENT OF
                        FIRST  FEDERAL   SAVINGS  AND  LOAN   ASSOCIATION   OF
                        SISTERSVILLE
-------------------------------------------------------------------------------

                        IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                  FOR FURTHER INFORMATION CALL (304) _______.

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Sistersville Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.